EXHIBIT 10.3

           FIRST AMENDMENT, dated as of December 1, 2004, to the Security Agreement defined below (this "Amendment") among Barneys New York, Inc., a Delaware corporation (the "Grantor") and Wilmington Trust Company, as collateral agent under the Security Agreement (the "Collateral Agent") for the benefit of the Secured Parties (as defined in the Security Agreement).

                               W I T N E S S E T H

           WHEREAS, the Grantor has heretofore executed and delivered to the Collateral Agent a security agreement, dated as of April 1, 2003 (the "Security Agreement"), between the Grantor and the Collateral Agent, in connection with the issuance by Barney's, Inc., a New York Corporation ("Barneys") of an aggregate principal amount at maturity of $106,000,000 of Barneys' 9.000% Senior Secured Notes due 2008 (the "Notes") pursuant to an indenture, dated as of April 1, 2003, among Barneys, the guarantors parties thereto and Wilmington Trust Company, as trustee (the "Indenture");

           WHEREAS, under the Security Agreement, the Grantor granted to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the Grantor's rights, title and interest in and to the Collateral, to secure the prompt and complete payment, observance and performance of all of the Liabilities, including the payment of all of the principal of, interest and premium on the Notes.

           WHEREAS, the Grantor has agreed to amend certain provisions of the Security Agreement, in the manner and on the terms and conditions provided herein.

           WHEREAS, Barneys has caused to be delivered to the Holders of the Notes (the "Holders") an Offer to Purchase and Consent Solicitation Statement, dated November 17, 2004 (as the same may be amended from time to time, the "Offer to Purchase") and the related Consent and Letter of Transmittal, pursuant to which Barneys has (i) offered to purchase for cash any and all of the outstanding Notes (such offer on the terms set forth in the Offer to Purchase and such Consent and Letter of Transmittal, the "Offer") and (ii) solicited consents to the adoption of amendments to the Indenture, amendments to the Security Documents (as defined in the Offer to Purchase), which include amendments to the Security Agreement, as set forth in Section 2 hereof (the "Security Agreement Amendments", and the Security Agreement as amended herein, the "Amended Security Agreement"), and

           WHEREAS, the execution and delivery of this Amendment have been duly authorized and all conditions and requirements necessary to make the Amended Security Agreement a valid and binding agreement have been duly performed and complied with; and

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Collateral Agent hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Security Agreement.

2. Amendment of Certain Provisions of the Security Agreement. The Security Agreement is hereby amended to provide that, effective upon the Operative Time:

           (a) SECTION 4.

                (i) The text of Section 4(b) of the Security Agreement is hereby deleted in its entirety and replaced with the following:

         "All of the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Indenture, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of such Grantor or any other Person for processing and vehicles) are located at the places specified in
         Schedule 1 attached hereto and such location is an owned, leased or bailment location as specified in Schedule 1 attached hereto. The Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of the Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Grantor's state of incorporation or organization or a statement that no such number has been issued, the Grantor's state of organization or incorporation, and the places where such Grantor's books and records concerning the Collateral are currently kept are set forth in Schedule 2 attached hereto and made a part hereof."

                (ii) the following text of Section 4(j) of the Security Agreement is hereby deleted:

          "The Grantor will deliver to the Collateral Agent a copy of any Collateral Report delivered to the Priority Lien Agent under the Credit Agreement."

           (b) SECTION 5.

                (i) The text of Sections 5(b), (c), (h), (i), (p), (q) and (r) of the Security Agreement is hereby deleted in its entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the Security Agreement are hereby deleted in their entirety; and

                (ii) The text of Section 5(o) is hereby deleted in its entirety and replaced with the following:

         "Upon request of the Collateral Agent, Grantor shall execute and deliver any and all agreements as the Collateral Agent may request to evidence the Collateral Agent's Lien on Intellectual Property, for which an application for registration has been filed with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, and the General Intangibles of the Grantor relating thereto or represented thereby. The Grantor shall take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of the Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Grantor shall determine that such Intellectual Property is not material to the conduct of its business. In the event that any of the Intellectual property constituting Collateral is infringed upon, or misappropriated or diluted by a third party, the Grantor shall comply with Section 5(o) of this Security Agreement. The Grantor shall, unless the Grantor shall reasonably determine that such Intellectual Property constituting Collateral is in no way material to the conduct of its business or operations, promptly pursue all possible remedies for such infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property constituting Collateral."

                (c) SECTION 6. The following text of Section 6 of the Security Agreement is hereby deleted and all references made thereto throughout the Security Agreement are hereby deleted:

         "If an Event of Default shall have occurred and be continuing, the Grantor, at its own expense, shall cause the independent certified public accountants then engaged by the Grantor or such other certified public accountants reasonably acceptable to the Collateral Agent to prepare and deliver to the Collateral Agent and each Holder at any time and from time to time promptly upon the Collateral Agent's request the following reports with respect to the Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Collateral Agent may request. The Grantor, at its own expense, shall deliver to the Collateral Agent the results of each physical verification, if any, which the Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory."

                (d) DEFINITIONS. Terms defined in the Security Agreement shall be deemed deleted when reference to such definitions would be eliminated as a result of the Security Agreement Amendments.

3. Operative Time. Notwithstanding the execution of this Amendment on the date hereof, the Amendment shall not amend the Security Agreement and become operative unless and until Barneys accepts for purchase all of the outstanding Notes validly tendered for purchase pursuant to the Offer as of such date and a majority in principal amount at maturity of the outstanding Notes have been tendered as of the date hereof (the date and the time of such acceptance being referred to herein as the "Operative Time"). The Company will provide a written notice to the Collateral Agent as soon as reasonably practicable after the determination of such Operative Time. At the Operative Time, the Security Agreement Amendments effected hereby shall be deemed fully operative without any further notice or action on the part of Barneys, the Grantor, the Collateral Agent, the Holders or any other person. In the event that the Offer is terminated or withdrawn, or any condition of the Offer and the consent solicitation is not satisfied or waived by Barneys, this Amendment shall be null and void.

4. Miscellaneous.

         (a) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         (c) Collateral Agent Not Responsible. The recitals contained herein shall be taken as the statements of the Grantor and the Collateral Agent assumes no responsibility for their correctness.

         (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

         (f) Severability. In case any provisions in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first above written.


                                          BARNEYS NEW YORK, INC.



                                          By:      /s/ Steven M. Feldman
                                                   -----------------------------
                                          Name:    Steven M. Feldman
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer



                                          WILMINGTON TRUST COMPANY,
                                          as Collateral Agent



                                          By:    /s/ Kristin F. Long
                                                 -------------------------------
                                          Name:  Kristin F. Long
                                          Title: Financial Services Officer